UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015 (January 19, 2015)

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 19, 2015, the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) provided approval for the Company to form a joint venture (the “Joint Venture”) with Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor, The Lightstone Group, and the Joint Venture to acquire the Company’s membership interest in 11 limited service hotels for approximately $122.4 million, plus closing and other third party transaction costs, contingent upon lender approval.  As of December 31, 2014, the 11 limited service hotels were encumbered by approximately $67.2 million in debt. The amount of consideration that the Company will receive for its contribution was determined based on independent third-party appraisals.

On January 29, 2015 the Company, through its operating partnership, entered into an agreement to form the Joint Venture with Lightstone II whereby the Company and Lightstone II have 2.5% and 97.5% membership interests in the Joint Venture, respectively. Lightstone II is the managing member. Each member may receive distributions and make future capital contributions based upon its respective ownership percentage, as required.

On January 29, 2015, the Company through a wholly owned subsidiary of Lightstone Value Plus REIT LP, completed the disposition of its memberships interests in a portfolio of five limited service hotels (the “Hotel Portfolio”) for approximately $64.6 million, excluding transaction costs, or approximately $30.5 million, net of $34.1 million of debt which was repaid as part of the transaction, pursuant to five separate contribution agreements entered into with Lightstone II through the Joint Venture. The Hotel Portfolio represents five of the 11 limited service hotels to be acquired by the Joint Venture previously approved by the Board of Directors. The limited service hotels included in the Hotel Portfolio are as follows:

•	a 90-room limited service hotel which operates as a Courtyard by Marriott located in Willoughby, Ohio
•	a 102-room limited service hotel which operates as a Fairfield Inn & Suites by Marriott located in West Des Moines, Iowa
•	a 97-suite limited service hotel which operates as a SpringHill Suites by Marriott located in West Des Moines, Iowa
•	a 126-room limited service hotel which operates as a Hampton Inn located in Miami, Florida
•	a 104-room limited service hotel which operates as a Hampton Inn & Suites located in Fort Lauderdale, Florida

The Hotel Portfolio had been secured by a $34.1 million revolving credit facility that was paid off upon completion of the disposition of the Hotel Portfolio.

Item 8.01	Other Events

Distribution Reinvestment Program

On January 19, 2015, the Board of Directors suspended the Company’s distribution reinvestment program (“DRIP”) effective April 15, 2015. Previously, the Company’s stockholders had an option to elect the receipt of shares of the Company’s common stock in lieu of cash distributions under the Company’s DRIP; however, for so long as the DRIP remains suspended, all future distributions will be in the form of cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: February 4, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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